UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2017

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15150 Avenue of Science, Suite 200, San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 605-9055

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Guardion Health Sciences, Inc. (the “Company”) with the Securities and Exchange Commission on July 25, 2017 (the “Original Report”), relating to the issuance and sale of Series B Preferred Stock. This Current Report on Form 8-K/A amends the Original Report for the purpose of disclosing the final number of shares of Series B Preferred Stock issued by the Company prior to the closing of such stock offering.

Item 1.01	Entry into a Material Definitive Agreement

As stated in the Original Report, for the period from May 23, 2017 through July 24, 2017, the Company issued a total of 2,325,000 shares of its Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Subsequent to the Original Report, the Company issued another 80,000 shares of Series B Preferred Stock, in transactions that were not registered under the Securities Act. The Company closed the Series B Preferred Stock private placement on July 31, 2017 with a total of 3,105,000 shares of Series B Preferred Stock issued and outstanding. All of the outstanding shares of Series B Preferred Stock were issued pursuant to the terms of a Series B Preferred Stock Purchase Agreement in substantially the form attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2017.

The purchase price of the Series B Preferred Stock was $1.00 per share, for an aggregate purchase price of $3,105,000. The Series B Preferred Stock has a stated value of $1.00 per share and accrues an annual dividend at the rate of 6% of the stated value, calculated quarterly, to be paid in shares of common stock at the rate of $0.75 per share. Series B Preferred Stock is convertible commencing December 31, 2017, or earlier upon the approval of the Board of Directors, by the holder into common stock at $0.75 per share. The Series B Preferred Stock is automatically convertible by the Company upon an equity financing of at least $5,000,000 subsequent to June 30, 2017, or is publicly traded for at least $2.00 per share for 10 consecutive trading days, or upon completion of a Major Transaction (as defined in the Certificate of Designation). Dividends are payable to holders of record quarterly, on the last business day of each calendar quarter, from the date of issuance, as may be declared by the Board of Directors, and are cumulative. Series B Preferred Stock is senior to all Common Stock and junior to the Company’s Series A preferred stock.

The shares of Series B Preferred Stock were issued in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Information

On August 3, 2017, the Company issued a press release announcing the closing of the Series B Preferred Stock Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated August 3, 2017 announcing the closing of the Series B Preferred Stock Private Placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017

GUARDION HEALTH SCIENCES, INC.

	By:	/s/ Michael Favish
Michael Favish
Chief Executive Officer